UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 7, 2023

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 7, 2023, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced that preclinical results of the Company’s preclinical product candidate, mTNX-1700 (recombinant murine TFF2-murine serum albumin, or MSA, fusion protein) were presented in a poster at the Keystone Symposia, “Cancer Immunotherapy: Mechanisms of Response Versus Resistance” (the “Poster”). A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference. The Poster, which may contain nonpublic information, is filed as Exhibit 99.02 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01 and 99.02 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On March 7, 2023, the Company announced that preclinical results of mTNX-1700 were presented in a poster entitled TFF2-MSA Suppresses Tumor Growth and Increases Survival in an anti-PD-1 Treated MC38 Colorectal Cancer Model by Targeting MDSCs, which includes data from preclinical studies which evaluated the ability of mTNX-1700 to treat colorectal cancer as monotherapy or in combination with anti-PD-1 in mouse models. TNX-1700 targets myeloid-derived suppressor cells (“MDSCs”) which interfere with the immune response to cancer by suppressing the CD8+ T cell response and creating a toxic tumor microenvironment. The data show that mTNX-1700 and anti-PD-1 monotherapy each were able to evoke anti-tumor immunity in the MC38 model of colorectal cancer, and that mTNX-1700 augmented the anti-tumor efficacy of anti-PD-1 therapy in two different colorectal cancer models. The Company is developing TNX-1700 (recombinant human TFF2-human serum albumin or HSA) for the treatment of colon and gastric cancers.

The Company believes that data from these preclinical studies demonstrate that mTNX-1700 treatment augmented the response of two different models of colorectal tumors, and that mTNX-1700 inhibits the MDSCs which contribute to the toxic element of the tumor microenvironment. Together these findings support the idea that whether a tumor is anti-PD1 non-responsive or responsive may relate to the tumor microenvironment rather than the tumor itself.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
99.01 99.02 104

Press release of the Company, dated March 7, 2023

TFF2-MSA Suppresses Tumor Growth and Increases Survival in an anti-PD-1 Treated MC38 Colorectal Cancer Model by Targeting MDSCs

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: March 7, 2023	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer